As filed with the Securities and Exchange Commission on August 7, 2007.

Registration No. 333-132243

333-132243-01

333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TECO Energy, Inc.	Florida	59-2052286
Tampa Electric Company	Florida	59-0475140
TECO Finance, Inc.	Florida	59-2802335
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

702 North Franklin Street

Tampa, Florida 33602

(813) 228-1111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David E. Schwartz, Esq.

Secretary

TECO Energy, Inc.

702 North Franklin Street

Tampa, Florida 33602

(813) 228-1111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Stanley Keller, Esq.

Edwards Angell Palmer & Dodge LLP

111 Huntington Avenue

Boston, Massachusetts 02199-7613

(617) 239-0100

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee
Securities of TECO Energy, Inc.
Guarantees of Debt Securities of TECO Finance, Inc.	(1)
Securities of TECO Finance, Inc.
Debt Securities

(1)	An unspecified and indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee, except for $15,568 that has already been paid with respect to $169,218,450 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-102018 of TECO Energy, Inc., and were not sold thereunder. TECO Energy, Inc. is also registering pursuant to this Registration Statement guarantees that it may have with respect to debt securities issued by TECO Finance, Inc. Pursuant to Rule 457(n), no separate consideration will be received for any such guarantee.

Explanatory Note

This Post-Effective Amendment No. 1 to the Registration Statement (File Nos. 333-132243 and 333-132243-01) is being filed by TECO Energy, Inc., Tampa Electric Company and TECO Finance, Inc. for the purpose of (i) adding TECO Finance, Inc., a Florida corporation, as a co-registrant to the Registration Statement hereunder, (ii) registering a class of securities of TECO Finance, Inc. and an additional class of securities of TECO Energy, Inc. to the Registration Statement pursuant to Rule 413(b) of the Securities Act of 1933 and filing a base prospectus relating to such securities, (iii) updating the information in Part II with respect to the addition of TECO Finance, Inc. and the additional classes of securities referenced herein, and (iv) filing additional exhibits to the Registration Statement. This Post-Effective Amendment No. 1 shall become effective immediately upon filing with the Securities and Exchange Commission.

TECO FINANCE, INC.

Debt Securities

Payments Due From TECO Finance, Inc.

Fully and Unconditionally Guaranteed by

TECO Energy, Inc.

TECO Finance, Inc. may offer from time to time to sell debt securities consisting of debentures, notes or other evidences of indebtedness, which securities will be fully and unconditionally guaranteed by TECO Energy, Inc.

This prospectus provides you with a general description of the securities we may offer. We may offer the securities as separate series, in amounts, prices and on terms determined at the time of the sale. When we offer securities, we will provide a prospectus supplement or a term sheet describing the terms of the specific issue, including the offering price of the securities. You should read both this prospectus and any prospectus supplement or term sheet, together with the additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION” beginning on page 1 of this prospectus, before you make your investment decision.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is August 7, 2007

TECO Energy, Inc. and TECO Finance, Inc.

702 North Franklin Street • Tampa, Florida 33602 • (813) 228-1111

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under the shelf process, we may, from time to time, issue and sell to the public any combination of the securities described in the registration statement in one or more offerings. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to one of our contracts or other documents, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website as indicated below under the heading “Where You Can Find More Information.”

In this prospectus, “we”, “our”, “ours” and “us” refer to TECO Energy, Inc. and TECO Finance, Inc. unless otherwise specified or the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

TECO Energy is subject to the reporting requirements of the Securities Exchange Act of 1934 and files reports and other information with the SEC. TECO Finance is not subject to the reporting requirements of the Securities Exchange Act of 1934 and, accordingly, does not and will not file reports with the SEC. TECO Finance’s financial condition, results of operations and cash flows are consolidated into TECO Energy’s financial statements. You may read and copy any of the documents TECO Energy files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. TECO Energy’s SEC filings are also available on the SEC’s website at www.sec.gov. Copies of certain information filed by TECO Energy with the SEC are also available on TECO Energy’s website at www.tecoenergy.com. Our website is not part of this prospectus. You may request a copy of the registration statement, including the exhibits to the registration statement, at no cost by writing or calling us at the address provided below under “Incorporation by Reference.”

INCORPORATION BY REFERENCE

We “incorporate by reference” into this prospectus certain information we file with the SEC, which means that we are disclosing important information to you by referring you to another document. Any information incorporated by reference is an important part of this prospectus. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the documents listed below, which we have filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and before the termination of this offering; except that, unless we indicate otherwise, we do not incorporate any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

•	Annual Report on Form 10-K of TECO Energy for the fiscal year ended December 31, 2006;

•	Quarterly Reports on Form 10-Q of TECO Energy for the quarters ended March 31, 2007 and June 30, 2007; and

•	Current Reports on Form 8-K of TECO Energy filed on January 8, 2007, January 12, 2007, February 6, 2007, February 22, 2007, May 4, 2007, May 15, 2007 and July 20, 2007.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Director of Investor Relations

TECO Energy, Inc.

702 North Franklin Street

Tampa, Florida 33602

(813) 228-1111

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement or term sheet. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement or term sheet is accurate as of any date other than the date on the front of these documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement or term sheet, and the documents we have incorporated by reference into this prospectus may contain statements about future events, expectations or future financial performance. These forward-looking statements are identifiable by our use of such words as “anticipate,” “believe,” “expect,” “intend,” “may,” “project,” “will” or other similar words or expressions.

Without limiting the foregoing, any statements relating to our:

•	anticipated capital investments;

•	liquidity and financing requirements;

•	projected operating results;

•	future transactions; and

•	other plans

are forward-looking statements. These forward-looking statements are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks and actual results may differ materially from those discussed in these statements. When considering forward-looking statements, you should keep in mind the cautionary statements describing these uncertainties and business risks in this prospectus, any prospectus supplement or term sheet and the documents incorporated by reference, including the Investment Considerations included in our filings with the SEC.

You should keep in mind that any forward-looking statement made by us in this prospectus or elsewhere speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. In any event, these and other important factors may cause actual results to differ materially from those indicated by our forward-looking statements. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus, except as may be required by law. In light of these risks and uncertainties, you should keep in mind that any forward-looking statement made in this prospectus or elsewhere might not occur.

TECO ENERGY

TECO Energy is an integrated energy-related holding company with regulated utility businesses, complemented by a family of unregulated businesses. TECO Energy was incorporated in Florida in 1981 as part of a restructuring in which we became the parent of Tampa Electric Company. Tampa Electric Company, our largest subsidiary, has regulated electric and gas utility operations in separate divisions. TECO Energy’s unregulated businesses are involved in coal mining and synthetic fuel production and sale, marine transportation and electric generation and distribution in Guatemala.

TECO Energy’s principal executive offices are located at 702 North Franklin Street, Tampa, Florida 33602. TECO Energy’s telephone number is (813) 228-1111.

TECO FINANCE

TECO Finance is a wholly owned subsidiary of TECO Energy whose business activities consist solely of providing funds to TECO Energy for general corporate purposes. TECO Finance does not, and will not, file separate reports with the SEC.

TECO Finance’s principal executive offices are located at 702 North Franklin Street, Tampa, Florida 33602. TECO Finance’s telephone number is (813) 228-1111.

DESCRIPTION OF DEBT SECURITIES OF TECO FINANCE

For the purposes of this section, “we”, “our”, “ours” and “us” refer to TECO Finance, Inc.

The debt securities will be unsecured and, unless indicated otherwise in the applicable prospectus supplement or term sheet, will rank on parity with all our other unsecured and unsubordinated indebtedness. The debt securities will be fully and unconditionally guaranteed by our parent company TECO Energy, Inc., which we refer to in this section as the guarantor. We will issue debt securities in one or more series under an indenture to be entered into by and among TECO Finance, as issuer, TECO Energy, as guarantor, and The Bank of New York Trust Company, N.A., as trustee. We filed the form of indenture as an exhibit to the registration statement of which this base prospectus forms a part, which also is Post-Effective Amendment No. 1 to TECO Energy’s Registration Statement on Form S-3 dated the date hereof (Registration No. 333-132243). The following description of the terms of the debt securities summarizes only the material terms of the debt securities. The description is not complete and we refer you to the indenture, which we incorporate by reference.

General

The indenture does not limit the aggregate principal amount of the debt securities or of any particular series of debt securities that we may issue under it. We are not required to issue debt securities of any series at the same time nor must the debt securities within any series bear interest at the same rate or mature on the same date.

Each time that we issue a new series of debt securities, the prospectus supplement or term sheet relating to that new series will describe the particular amount, price and other terms of those debt securities. These terms may include:

•	the title of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable or the method by which such date or dates will be determined;

•	the rate or rates at which the debt securities will bear interest, if any, or the method by which such rate or rates will be determined, and the date or dates from which any such interest will accrue;

•	the date or dates on which any such interest will be payable and the record dates, if any, for any such interest payments;

•	if applicable, whether we may extend the interest payment periods and, if so, the permitted duration of any such extensions;

•	the place or places where the principal of and interest on the debt securities will be payable;

•

any obligation we may have to redeem or purchase the debt securities pursuant to any sinking fund, purchase fund or similar provision or at the option of the holder and the terms and conditions on which the debt securities may be redeemed or purchased pursuant to an obligation;

•	the denominations in which we will issue the debt securities, if other than denominations of $1,000;

•	the terms and conditions, if any, on which we may redeem the debt securities;

•

the currency, currencies or currency units in which we will pay the principal of and any premium and interest on the debt securities, if other than U.S. dollars, and the manner of determining the equivalent in U.S. dollars;

•

whether we will issue any debt securities in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global security and any provisions regarding the transfer, exchange or legending of any such global security if different from those described below under the caption “Global Securities;”

•

any addition to, change in or deletion from the events of default or covenants described in this prospectus with respect to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of the debt securities due and payable;

•	any index or formula used to determine the amount of principal of or any premium or interest on the debt securities and the manner of determining any such amounts;

•	any subordination of the debt securities to any other indebtedness of the Company; and

•	other material terms of the debt securities not inconsistent with the terms of the indenture.

Unless the prospectus supplement or term sheet relating to the issuance of a series of debt securities indicates otherwise, the debt securities will have the following characteristics:

We will issue debt securities only in fully registered form, without coupons and in denominations of $1,000 or multiples of $1,000. We will not charge a service fee for the registration, transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with registration, transfer or exchange.

The principal of, and any premium and interest on, any debt securities will be payable at a corporate trust office of The Bank of New York Trust Company, N.A. specified for such series of securities and otherwise in New York, New York. Debt securities will be exchangeable and transfers thereof will be registrable at this corporate trust office. Payment of any interest due on any debt security will be made to the person in whose name the debt security is registered at the close of business on the regular record date for interest, except that the payment of interest due at the stated maturity is payable to the holder to whom the principal is paid.

We will have the right to redeem the debt securities only upon written notice mailed between 30 and 60 days prior to the redemption date.

If we plan to redeem the debt securities, before the redemption occurs we are not required to:

•	issue, register the transfer of, or exchange any debt security of that series during the period beginning 15 days before we mail the notice of redemption and ending on the day we mail the notice; or

•

after we mail the notice of redemption, register the transfer of or exchange any debt security selected for redemption, except if we are only redeeming a part of a debt security, we are required to register the transfer of or exchange the unredeemed portion of the debt security if the holder so requests.

We may offer and sell debt securities at a substantial discount below their principal amount. We will describe any applicable special federal income tax and other considerations, if any, in the relevant prospectus supplement or term sheet. We may also describe in the relevant prospectus supplement or term sheet certain special federal income tax or other considerations, if any, applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars.

The indenture does not provide special protection for the debt securities in the event we are involved in a highly leveraged transaction.

Global Securities

If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.

The prospectus supplement or term sheet will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our company, the guarantor, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.

Consolidation, Merger, Etc.

We will not consolidate or merge with or into any other corporation or other organization, or sell, convey or transfer all or substantially all of our assets to any individual or organization, unless:

•

the successor is an individual or organization organized under the laws of the United States or any state thereof or the District of Columbia or under the laws of a foreign jurisdiction and such successor consents to the jurisdiction of the courts of the United States or any state thereof;

•	the successor or transferee expressly assumes our obligations under the indenture;

•	the guarantee by the guarantor, including its permitted successors and assigns, remains in full force and effect; and

•	the consolidation, merger, sale or transfer does not cause the occurrence of a default under the indenture.

•

In addition, the guarantor will not consolidate or merge with or into any other corporation or other organization, or sell, convey or transfer all or substantially all of its assets to any individual or organization, unless:

•

the successor is an individual or organization organized under the laws of the United States or any state thereof or the District of Columbia or under the laws of a foreign jurisdiction and such successor consents to the jurisdiction of the courts of the United States or any state thereof;

•	the successor or transferee expressly assumes the guarantor’s obligations under the indenture; and

•	the consolidation, merger, sale or transfer does not cause the occurrence of a default under the indenture.

Upon the assumption by the successor of our obligations under the indenture and the debt securities issued thereunder, or the obligations of the guarantor under the indenture, and the satisfaction of any other conditions required by the indenture, the successor will succeed to and be substituted for us or the guarantor, as applicable, under the indenture, and in connection with an asset sale we or the guarantor, as applicable, will be released.

Modification of the Indenture

The indenture provides that we, the guarantor and the trustee may modify or amend its terms with the consent of (i) the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each affected series and (ii) 66 2/3% in aggregate principal amount of the outstanding debt securities of all affected series. However, without the consent of each holder of all of the outstanding debt securities affected by that modification, we may not:

•	change the date stated on the debt security on which any payment of principal or interest is stated to be due;

•	reduce the principal amount or any premium or interest on, any debt security, including in the case of a discounted debt security, the amount payable upon acceleration of the maturity thereof;

•	change the place of payment or currency of payment of principal of, or premium, if any, or interest on, any debt security;

•

impair the right to institute suit for the enforcement of any payment on or with respect to any debt security after the stated maturity (or, in the case of redemption, on or after the redemption date); or

•

reduce the percentage in principal amount of outstanding debt securities of any series, the consent of the holders of which is required for modification or amendment of the indenture, for waiver of compliance with some provisions of the indenture or for waiver of some defaults.

Under limited circumstances and only upon the fulfillment of conditions, we and the trustee may make modifications and amendments of the indenture without the consent of any holders of the debt securities.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to that series except:

•	a default in the payment of principal of, or any premium or interest on, any debt security of that series;

•	a default of a covenant or provision under the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

Events of Default

An event of default with respect to debt securities of any series issued under the indenture is any one of the following events (unless inapplicable to the particular series, specifically modified or deleted as a term of such series or otherwise modified or deleted in an indenture supplemental to the indenture):

•	we fail to pay any interest on any debt security of that series when due, and such failure has continued for 30 days;

•	we fail to pay principal of or any premium on any debt security of that series when due;

•	we fail to deposit any sinking fund payment in respect of any debt security of that series when due, and such failure has continued for 30 days;

•

we fail to perform any other covenant in the indenture (other than a covenant included in the indenture solely for the benefit of a series of debt securities other than that series), and such failure has continued for 90 days after we, the guarantor and the trustee receive written notice as provided in the indenture;

•	the guarantee of the guarantor ceases to be in effect or the guarantor denies its obligations under the guarantee;

•	events of bankruptcy, insolvency or reorganization; and

•	any other event defined as an event of default with respect to debt securities of a particular series.

If an event of default with respect to any series of debt securities occurs and is continuing, the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any debt securities of that series are discounted debt securities, a portion of the principal amount that the terms of the series may specify) of all debt securities of that series to be immediately due and payable. Under some circumstances, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul that declaration and its consequences. The prospectus supplement or term sheet relating to any series of debt securities that are discounted debt securities will specify the particular provisions relating to acceleration of a portion of the principal amount of the discounted debt securities upon the occurrence of an event of default and the continuation of the event of default.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default occurs and is continuing, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless the holders have offered to the trustee reasonable security or indemnity or the trustee determines in good faith that such action will be unjustly prejudicial to the holders not joining in such direction or would involve the trustee in personal liability. Subject to such provisions for security and indemnification of the trustee and other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

The holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to limitations specified in the indenture, interest on such debt security on its stated maturity date (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any of these payments.

We must furnish to the trustee an annual statement that to the best of our knowledge we are not in default in the performance and observance of any terms, provisions or conditions of the indenture or, if there has been such a default, specifying each default and its status.

Satisfaction and Discharge of the Indenture

We will have satisfied and discharged the indenture and it will cease to be in effect (except as to our obligations to compensate, reimburse and indemnify the trustee pursuant to the indenture and some other obligations) when we deposit or cause to be deposited with the trustee, in trust, an amount sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit (or to the stated maturity date or earlier redemption date for debt securities that have been called for redemption).

Defeasance of Debt Securities

Unless otherwise provided in the prospectus supplement or term sheet for a series of debt securities, and subject to the terms of the indenture, we may request to be discharged from any and all obligations with respect to any debt securities or series of debt securities (except for certain obligations to register the transfer or exchange of such debt securities, to replace such debt securities if stolen, lost or mutilated, to maintain paying agencies and to hold money for payment in trust) on and after the date the conditions set forth in the indenture are satisfied. Such conditions include the deposit with the trustee, in trust for such purpose, of money and/or U.S. government obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the stated maturity date of such payments or upon redemption, as the case may be, in accordance with the terms of the indenture and such debt securities.

Under current federal income tax law, the defeasance of the debt securities would be treated as a taxable exchange of the relevant debt securities in which holders of debt securities would recognize gain or loss. In addition, thereafter, the amount, timing and character of amounts that holders would be required to include in income might be different from that which would be includable in the absence of such defeasance. Prospective investors should consult their own tax advisors as to the specific consequences of a defeasance, including the applicability and effect of tax laws other than the federal income tax laws.

TECO Energy Guarantee

The payments due on debt securities issued by TECO Finance will be fully and unconditionally guaranteed by TECO Energy. TECO Energy’s guarantee will be unsecured and, unless indicated otherwise in the applicable prospectus supplement or term sheet, will rank on parity with all of TECO Energy’s other unsecured and unsubordinated indebtedness. If for any reason TECO Finance does not make any required payment in respect of its debt securities when due, TECO Energy will cause the payment to be made at the same address at which TECO Finance is obligated to make such payment. The holder of a guaranteed debt security will be entitled to payment under the relevant guarantee of TECO Energy without taking any action whatsoever against TECO Finance. TECO Energy’s obligations under its guarantee contained in each indenture are unconditional, irrespective of any (i) extension, amendment, modification or renewal of any required payment; (ii) any waiver of any event of default, extension of time or failure to enforce any required payment; or (iii) any extension, moratorium or other relief granted to TECO Finance pursuant to any applicable law or statute.

The Trustee

The trustee is The Bank of New York Trust Company, N.A., which maintains banking relationships with us in the ordinary course of business and serves as trustee under other indentures some of our affiliates.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

USE OF PROCEEDS

We will describe in the applicable prospectus supplement how we intend to use the net proceeds from the sale of the securities.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Edwards Angell Palmer & Dodge LLP, Boston, Massachusetts. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of TECO Energy incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 of TECO Energy have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

Not applicable.

Item 15.	Indemnification of Directors and Officers

The bylaws of TECO Energy, Inc., Tampa Electric Company and TECO Finance, Inc. provide that we will indemnify to the full extent permitted by the law any person who is or was a party to any threatened, pending or completed proceeding, because such person is or was a director or officer for us or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The indemnification provided for in our bylaws is expressly not exclusive of all other rights to which the person may be entitled as a matter of law.

Section 607.0850 of the Florida Business Corporation Act provides that a corporation may indemnify each person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability, expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the registrant where the person involved is adjudged to be liable to the corporation, except to the extent approved by a court.

TECO Energy, Inc. maintains an insurance policy on behalf of the directors and officers of TECO Energy, Inc., Tampa Electric Company and TECO Finance, Inc., covering certain liabilities that may be incurred by the directors and officers when acting in their capacities as such.

If the securities are sold to or through underwriters or agents, the agreement with such underwriters or agents will provide that such underwriters or agents will indemnify our directors and officers against certain liabilities, including certain liabilities under the Securities Act.

Item 16.	Exhibits

See Exhibit Index immediately following the signature page hereof, which is incorporated herein by reference.

Item 17.	Undertakings

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by us pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, an undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange

Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions referred to in Item 15 hereof, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by directors, officers or controlling persons of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) Each undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on August 7, 2007.

TECO ENERGY, INC.

By:	/s/ GORDON L. GILLETTE
Gordon L. Gillette
Executive Vice President and Chief
Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of TECO Energy, Inc., hereby severally constitute and appoint Gordon L. Gillette and David E. Schwartz our true and lawful attorneys, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 (including post-effective amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of August 7, 2007.

Signature	Title

* S. W. Hudson	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)

* G. L. Gillette	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ S. W. CALLAHAN S. W. Callahan	Vice President-Treasury and Risk Management (Treasurer and Chief Accounting Officer) (Principal Accounting Officer)

* C. D. Ausley	Director

* J. L. Ferman, Jr.	Director

* L. Guinot, Jr.	Director

/s/ J. P. LACHER J. P. Lacher	Director

* L. A. Penn	Director

* T. L. Rankin	Director

* W.D. Rockford	Director

/s/ W. P. SOVEY W. P. Sovey	Director

* J. T. Touchton	Director

* P. L. Whiting	Director

* By:	/s/ Gordon L. Gillette
Gordon L. Gillette
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on August 7, 2007.

TAMPA ELECTRIC COMPANY

By:	/s/ GORDON L. GILLETTE
Gordon L. Gillette
Senior Vice President-Finance and Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Tampa Electric Company, hereby severally constitute and appoint Gordon L. Gillette and David E. Schwartz our true and lawful attorneys, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 (including post-effective amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of August 7, 2007.

Signature	Title

* S. W. Hudson	Chairman of the Board, Director and Chief Executive Officer (Principal Executive Officer)

* G. L. Gillette	Senior Vice President-Finance and Chief Financial Officer (Principal Financial Officer)

* P. L. Barringer	Chief Accounting Officer (Principal Accounting Officer)

* C. D. Ausley	Director

* J. L. Ferman, Jr.	Director

* L. Guinot, Jr.	Director

/s/ J. P. LACHER J. P. Lacher	Director

* L. A. Penn	Director

* T. L. Rankin	Director

* W.D. Rockford	Director

/s/ W. P. SOVEY W. P. Sovey	Director

* J. T. Touchton	Director

* P. L. Whiting	Director

* By:	/s/ Gordon L. Gillette
Gordon L. Gillette
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on August 7, 2007.

TECO FINANCE, INC.

By:	/s/ GORDON L. GILLETTE
Gordon L. Gillette
President

POWER OF ATTORNEY

We, the undersigned officers and directors of TECO Finance, Inc., hereby severally constitute and appoint Gordon L. Gillette and David E. Schwartz our true and lawful attorneys, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-3 (including post-effective amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of August 7, 2007.

Signature	Title

/s/ G. L. GILLETTE G. L. Gillette	President and Director (Principal Executive Officer, Principal Financial Officer)

/s/ S. W. CALLAHAN S. W. Callahan	Vice President, Treasurer, Assistant Secretary and Director (Principal Accounting Officer)

/s/ J. B. RAMIL J. B. Ramil	Director

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement for debt securities and/or warrants to purchase debt securities.*

1.2	Form of Underwriting Agreement for equity securities and/or warrants to purchase equity securities.*

1.3	Form of Distribution Agreement.*

4.1	Articles of Incorporation of TECO Energy, Inc., as amended on April 20, 1993. Filed as Exhibit 3 to TECO Energy, Inc.’s, Quarterly Report on Form 10-Q for the quarter ended March 31, 1993 and incorporated herein by reference.

4.2	Bylaws of TECO Energy, Inc., as amended effective July 6, 2004. Filed as Exhibit 3.2 to TECO Energy, Inc.’s Registration Statement on Form S-4 (No. 333-117701) and incorporated herein by reference.

4.3	Restated Articles of Incorporation of Tampa Electric Company, as amended on December 6, 1982. Filed as Exhibit 3 to Tampa Electric Company’s Registration Statement (No. 2-70653) and incorporated herein by reference.

4.4	Bylaws of Tampa Electric Company, as amended effective April 16, 1997. Filed as Exhibit 3 to Tampa Electric Company’s Form 10-Q for the quarter ended June 30, 1997 and incorporated herein by reference.

4.5	Amended and Restated Articles of Incorporation of TECO Finance, Inc. Filed herewith.

4.6	Bylaws of TECO Finance, Inc., as amended effective August 7, 2007. Filed herewith.

4.7	Indenture dated as of August 17, 1998 between TECO Energy, Inc. and The Bank of New York, as trustee. Filed as Exhibit 4 to TECO Energy, Inc.’s Amendment No. 1 to Registration Statement on Form S-3 (No. 333-60819) and incorporated herein by reference.

4.8	Third Supplemental Indenture dated as of December 1, 2000 between TECO Energy, Inc. and The Bank of New York, as trustee (with respect to amending Section 801 of the Indenture dated as of August 17, 1998 identified in Exhibit 4.5 above). Filed as Exhibit 4.21 to TECO Energy, Inc.’s Form 8-K dated December 2, 2000.

4.9	Indenture dated as of July 1, 1998 between Tampa Electric Company and The Bank of New York, as trustee. Filed as Exhibit 4.1 to Tampa Electric Company’s Amendment No. 1 to Registration Statement on Form S-3 (No. 333-55873) and incorporated herein by reference.

4.10	Third Supplemental Indenture dated as of June 15, 2001 between Tampa Electric Company and The Bank of New York, as trustee (with respect to amending Section 801 of the Indenture dated as of July 1, 1998 identified in Exhibit 4.7 above). Filed as Exhibit 4.2 to Tampa Electric Company’s Form 8-K dated June 25, 2001.

4.11	Form of Indenture between TECO Finance, Inc. and The Bank of New York Trust Company, N.A., as trustee. Filed herewith.

4.12	Renewed Rights Agreement between TECO Energy, Inc. and The Bank of New York, as Rights Agent, as amended and restated as of February 2, 2004. Filed as Exhibit 1 to TECO Energy, Inc.’s Amendment No. 1 to Registration Statement on Form 8-A filed on February 23, 2004 with the Commission and incorporated herein by reference.

4.13	Form of Note of TECO Energy, Inc.*

4.14	Form of Note of Tampa Electric Company.*

4.15	Form of Note of TECO Finance, Inc.*

4.16	Form of Warrant Agreement.*

4.17	Form of Purchase Contract Agreement.*

Exhibit No.	Description

4.18	Form of Unit Agreement.*

4.19	Form of Unit Certificate.*

5.1	Opinion of Edwards Angell Palmer & Dodge LLP. Filed herewith.

12.1	Computation of Ratio of Earnings to Fixed Charges of TECO Energy, Inc. Filed as Exhibit 12.1 to TECO Energy, Inc.’s Quarterly Report on Form 10-Q for the period ended June 30, 2007 and incorporated herein by reference.

12.2	Computation of Ratio of Earnings to Fixed Charges of Tampa Electric Company. Filed as Exhibit 12.2 to Tampa Electric Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2007 and incorporated herein by reference.

23.1	Consent of PricewaterhouseCoopers LLP. Filed herewith.

23.2	Consent of Edwards Angell Palmer & Dodge LLP (included in Exhibit 5.1).

23.3	Consent of Marshall Miller & Associates, Inc. Filed herewith.

24.1	Power of Attorney – TECO Energy, Inc. (included on signature page of this Registration Statement).**

24.2	Power of Attorney – Tampa Electric Company (included on signature page of this Registration Statement).**

24.3	Power of Attorney – TECO Finance, Inc. (included on signature page of this Registration Statement).

25.1	Statement of Eligibility of Trustee on Form T-1 in respect of the Indenture of TECO Energy, Inc. listed above as Exhibit 4.7.**

25.2	Statement of Eligibility of Trustee on Form T-1 in respect of the Indenture of Tampa Electric Company listed above as Exhibit 4.9.**

25.3	Statement of Eligibility of Trustee on Form T-1 in respect of the Indenture of TECO Finance, Inc. listed above as Exhibit 4.11. Filed herewith.

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference by post-effective amendment.

**	Previously filed.